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                        [FENWICK & WEST LLP LETTERHEAD]


                                                                    EXHIBIT 8.01







                                  June 9, 2005


Diamond Walnut Growers, Inc.
1050 South Diamond Street
Stockton, CA  95202

Diamond Foods, Inc.
1050 South Diamond Street
Stockton, CA  95205

Attention: Board of Directors

      Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection with the Merger Transaction Involving Diamond Foods, Inc. and Diamond Walnut Growers, Inc.

Ladies and Gentlemen:

            We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed Merger (the "CONVERSION") involving Diamond Foods, Inc., a Delaware corporation ("NEW DIAMOND"), and Diamond Walnut Growers, Inc., a California cooperative marketing association ("DIAMOND GROWERS") and the owning of New Diamond shares after the public offering (the "PUBLIC OFFERING"). The Conversion and the public offering are further described in and are in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on or about March 25, 2005 ("S-4 REGISTRATION STATEMENT"). Our opinion has been requested in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Conversion and the public offering.


            The Conversion is structured as a statutory merger of Diamond Growers with and into New Diamond, with New Diamond surviving the Conversion, all pursuant to the applicable corporate laws of the State of Delaware, the applicable corporate laws of the State of California, and in accordance with the Agreement and Plan of Conversion to be entered into between Diamond Growers and New Diamond, in the form filed with the S-4 Registration Statement as Exhibit No. 2.01 (the "AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").


            We have acted as legal counsel to Diamond Growers and New Diamond in connection with the Conversion and the public offering. As such, and for the purpose of
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Diamond Walnut Growers, Inc.
June 9, 2005
Page 2

rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

            1. The Agreement;

            2. A representation letter from Diamond Growers and New Diamond, signed by an authorized officer of Diamond Growers on behalf of Diamond Growers and an authorized officer of New Diamond on behalf of New Diamond, and delivered to us and incorporated herein by reference; and

            3. The S-4 Registration Statement.

            In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

            (1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Conversion) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

            (2) Any representation or statement referred to above made "to the knowledge of" or "to the belief of" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time and thereafter where relevant; and

            (3) The Conversion will be consummated pursuant to the Agreement and will be effective under the laws of the State of Delaware and the State of California.

            Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Conversion is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

            (a) The Conversion will be a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code; and

            (b) Subject to the limitations and qualifications set forth in the S-4 Registration Statement, the material federal tax consequences of the Conversion and of owning New Diamond Common Stock are as described in the S-4 Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Conversion and of Owning New Diamond Common Stock."
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Diamond Walnut Growers, Inc.
June 9, 2005
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            Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

            Our opinion is limited to the specific U.S. federal tax consequences of the Conversion and of owning New Diamond Common Stock described in the S-4 Registration Statement. No opinion is expressed as to any other transaction. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Conversion, the public offering or owning New Diamond Common Stock. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Conversion, of any of the U.S. federal income tax attributes of New Diamond;
(ii) the application of the alternative minimum tax provisions contained in the Code; (iii) the effects of the Conversion on any New Diamond Common stock acquired or held as part of a "straddle," "conversion transaction," "hedging transaction," or other risk reduction transaction; and (iv) any special tax consequences applicable to Members subject to special treatment under the federal income tax laws (for example, non-United States persons).

            No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Conversion or owning New Diamond Common Stock. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

            This opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation, satisfying any conditions in the Agreement) without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement where it appears. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement
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Diamond Walnut Growers, Inc.
June 9, 2005
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and the references to such opinion and Fenwick & West LLP therein is not intended to create liability under applicable state law to any person other than Diamond Growers and New Diamond, our clients.

                                         Very truly yours,



                                         /s/ Fenwick & West LLP


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